Exhibit 99.1

Marin Software Announces First Quarter 2014 Financial Results

•      Record first quarter net revenues of $22.8 million, up 33% year-over-year

•      20th consecutive quarter of sequential quarterly revenue growth

San Francisco, CA (May 7, 2014) – Marin Software Incorporated (NYSE: MRIN), provider of a leading Revenue Acquisition Management platform for advertisers and agencies, today announced financial results for the first quarter ended March 31, 2014.

“We are pleased to report strong results in Q1, as revenue growth accelerated to its highest rate since Q4 2012” said Chris Lien, Founder and Executive Chairman of Marin. “Revenue for the quarter was $22.8 million, up 33% year over year. We saw increased spending on our platform from both existing and recently acquired customers offsetting the seasonal pattern we had previously expected. This success is a strong testament to the value we are delivering through our leading Revenue Acquisition Management platform and the business results we are driving on behalf of our customers.”

“I am excited to announce that David A. Yovanno has joined Marin as CEO to partner with me, the rest of the team, and our Board to help scale Marin to its next stage of growth,” said Lien. “Marin’s record results for the first quarter demonstrate our tremendous market opportunity and momentum. Now is the right time to bring in Dave, who has more than 20 years of operating experience and strong digital marketing expertise. I am confident Dave will build on Marin’s success to drive the company to even greater levels of achievement. In my new role as Executive Chairman, I look forward to working closely with Dave and the entire team to extend Marin’s leadership position in Revenue Acquisition Management as we seek to serve more advertisers and agencies worldwide.”

First Quarter 2014 Financial Highlights:

•	Net Revenues: Net revenues totaled $22.8 million, a year-over-year increase of 33% when compared to $17.2 million in the first quarter of 2013.

•	Gross profit: GAAP gross profit was $14.4 million, resulting in gross margin of 63%, compared to GAAP gross margin of 57% during the first quarter of 2013. Non-GAAP gross profit was $15.1 million, resulting in non-GAAP gross margin of 66%, compared to non-GAAP gross margin of 60% during the first quarter of 2013.

•	Loss from operations: GAAP loss from operations was ($8.1) million, compared to ($9.8) million for the first quarter of 2013. GAAP operating margin was (35%), compared to (57%) during the first quarter of 2013. Non-GAAP loss from operations was ($6.7) million, compared to ($9.0) million for the first quarter of 2013. Non-GAAP operating margin was (30%), compared to (52%) during the first quarter of 2013.

•	Net loss: Net loss was ($8.3) million or ($0.25) per share based on 33.1 million weighted average shares outstanding. This compares to a net loss of ($10.5) million or ($1.43) per share based upon 7.4 million weighted average shares outstanding for the first quarter of 2013.

•	Non-GAAP net loss: Non-GAAP net loss was ($6.9) million or ($0.21) per share based upon 33.1 million weighted average shares outstanding. This compares to ($9.4) million or ($0.39) per share based on 24.2 million weighted average shares outstanding during the first quarter of 2013, which assumes our convertible preferred stock was converted to common stock for the full first quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($5.4) million, as compared to ($8.0) million for the first quarter of 2013.

•	Balance Sheet: As of March 31, 2014, cash and cash equivalents totaled $96.1 million, compared to $104.4 million as of December 31, 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

First Quarter 2014 Business Highlights

•	Developed Marin Context Connect to help advertisers better adapt to external factors that impact consumer buying patterns. The new capability lets advertisers incorporate contextual data such as weather, product inventory, TV or print advertising, sports scores, stock market returns and other data into their digital marketing campaign strategies. Marin Context Connect is Marin’s first solution that enables performance marketers to execute smarter optimization strategies by automatically capitalizing on environmental changes that affect their business.

•	Enhanced the functionality of Marin Channel Connect, enabling advertisers to incorporate cost and performance data from publishers at both the keyword level and creative level. The enhancement opens the Marin platform even further, providing greater visibility into the attribution of performance across a broader array of publishers, as well as a single source to measure performance, track revenue and optimize bidding.

•	Developed additional support for new ad publisher features including full support for Facebook’s new campaign structure and latest mobile ad offerings, allowing advertisers to take full advantage of mobile success in social advertising. Marin’s bidding algorithm was extended to support mobile ads on Yahoo! Japan, and support for Baidu’s latest API was developed, furthering our presence in China.

•	Initiated a beta API program as part of Marin’s open stack architecture, empowering partners with the ability to build connection to the Marin platform directly. This API program will provide advertisers an increased level of visibility and control over their own data and enable our growing ecosystem of advertising technology partners to further leverage the Marin platform.

•	Increased the number of active advertisers leveraging the Marin platform. During the first quarter, 704 active advertisers utilized the Marin platform, compared to 542 during the first quarter of 2013. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of May 7th, 2014, Marin is initiating guidance for its second quarter and improving guidance for the full year 2014 as follows:

Forward-Looking Guidance In millions, except per share data
	Range of Estimate
	From	To
Three Months Ending June 30, 2014
Revenues, net	$22.9	$23.3
Non-GAAP loss from operations	$(8.7)	$(8.3)
Non-GAAP net loss per share	$(0.28)	$(0.26)
Weighted average shares outstanding	33.4

Year Ending December 31, 2014
Revenues, net	$96.8	$98.0
Non-GAAP loss from operations	$(29.2)	$(28.0)
Non-GAAP net loss per share	$(0.90)	$(0.87)
Weighted average shares outstanding	33. 5

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, noncash expenses related to warrants and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended March 31, 2014 and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 13579770. A live webcast of the conference will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on May 7, 2015 a recording will be available for replay at: http://investor.marinsoftware.com/ and through 11:59 p.m. EST on May 14, 2014 a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13579770.

About Marin Software

Marin Software Incorporated (NYSE: MRIN) provides a leading Revenue Acquisition Management platform used by advertisers and agencies to measure, manage and optimize more than $6 billion in annualized ad spend. Offering an integrated platform for search, display, social, and mobile advertising, Marin helps advertisers and agencies improve financial performance, save time, and make better decisions. Headquartered in San Francisco, with offices worldwide, Marin’s technology powers marketing campaigns in more than 160 countries. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Marin defines non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, and the amortization of internally developed software. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the capitalization of internally developed software, interest expense, net, provision for income taxes and other income (expenses), net. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflect an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, momentum, and future financial results, including its outlook for the second quarter of 2014 and fiscal year 2014. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to (i) adverse changes in general economic or market conditions; (ii) delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; (iii) competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; (iv) adverse changes in our relationships with and access to publishers and advertising agencies; (v) level of usage and advertising spend managed on our platform; (vi) our ability to expand sales of our solutions in channels other than search advertising; (vii) our ability to expand our sales and marketing capabilities and manage our growth effectively; (viii) the development of the market for digital advertising or revenue acquisition management; (ix) acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; (x) material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; (xi) our ability to develop enhancements to our platform; (xii) our ability to protect our intellectual property; (xiii) our ability to manage risks associated with international operations; (xiv) near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; (xv) our ability to retain and attract qualified management and technical personnel; and (xvi) the ability to acquire and integrate other businesses. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of May 7, 2014. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(Unaudited; in thousands, except par value)

	March 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$96,134	$104,407
Accounts receivable, net	14,761	14,921
Prepaid expenses and other current assets	3,183	2,695

Total current assets	114,078	122,023
Property and equipment, net	13,913	14,417
Other noncurrent assets	1,145	937

Total assets	$129,136	$137,377

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,234	$1,018
Accrued expenses and other current liabilities	9,580	10,950
Deferred revenue	2,075	2,566
Current portion of long-term debt	3,093	3,253

Total current liabilities	15,982	17,787
Long-term debt, less current portion	2,291	2,962
Other long term liabilities	1,161	1,284

Total liabilities	19,434	22,033

Stockholders’ equity
Common stock, $0.001 par value	33	33
Additional paid-in capital	231,047	228,512
Accumulated deficit	(121,507)	(113,201)
Accumulated other comprehensive income	129	—

Total stockholders’ equity	109,702	115,344

Total liabilities and stockholders’ equity	$129,136	$137,377

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues, net	$22,815	$17,155
Cost of revenues (1)	8,383	7,372

Gross profit	14,432	9,783

Operating expenses (1)
Sales and marketing	11,989	10,459
Research and development	6,083	5,079
General and administrative	4,416	4,048

Total operating expenses	22,488	19,586

Loss from operations	(8,056)	(9,803)
Interest expense, net	(66)	(184)
Other income (expenses), net	4	(408)

Loss before provision for income taxes	(8,118)	(10,395)
Provision for income taxes	(188)	(106)

Net loss	$(8,306)	$(10,501)

Net loss per common share, basic and diluted	$(0.25)	$(1.43)

Weighted-average shares outstanding, basic and diluted	33,112	7,365

(1) Includes stock-based compensation as follows:

Cost of revenues	$211	$205
Sales and marketing	403	293
Research and development	437	308
General and administrative	446	419

	$1,497	$1,225

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(Unaudited; in thousands)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(8,306)	$(10,501)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,350	1,008
Amortization of internal-use software	445	227
Noncash interest expense related to warrants issued in connection with debt	46	310
Stock-based compensation	1,497	1,225
Provision for bad debt	167	84
Excess tax benefits from stock-based award activities	(69)	—
Other noncash expenses	148	—
Changes in operating assets and liabilities
Accounts receivable	(155)	933
Prepaid expenses and other current assets	(488)	(757)
Other assets	(208)	16
Accounts payable	324	496
Deferred revenue	(491)	764
Accrued expenses and other liabilities	(1,569)	5

Net cash used in operating activities	(7,309)	(6,190)

Investing activities
Purchases of property and equipment	(782)	(992)
Capitalization of internally developed software	(617)	(632)

Net cash used in investing activities	(1,399)	(1,624)

Financing activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	97,258
Proceeds from issuance of note payable, net of issuance costs	—	1,667
Repayment of note payable	(877)	(7,553)
Repurchase of unvested shares	(1)	(15)
Proceeds from exercise of common stock options	768	407
Proceeds from employee stock purchase plan	347	—
Excess tax benefits from stock-based award activities	69	—

Net cash provided by financing activities	306	91,764

Effect of foreign exchange rate on cash and cash equivalents	129	—
Net increase in cash and cash equivalents	(8,273)	83,950
Cash and cash equivalents
Beginning of period	104,407	31,540

End of period	$96,134	$115,490

Supplemental disclosure of noncash investing and financing activities
Accounts payable related purchases of property and equipment	$100	$1,242
Conversion of convertible preferred stock to common stock	—	105,710
Conversion of warrant to purchase Series B convertible preferred stock to common stock warrant	—	745
Acquisition of equipment through capital lease	—	1,004
Unpaid deferred initial public offering costs	—	2,281
Amounts receivable for stock option exercises	—	369

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
	2013	2013	2013	2013	2013	2014
Gross Profit (GAAP)	$9,783	$10,522	$12,169	$13,732	$46,206	$14,432
Plus Stock-based compensation	205	245	239	198	887	211
Plus Amortization of internally developed software	227	256	303	370	1,156	445

Gross Profit (Non-GAAP)	$10,215	$11,023	$12,711	$14,300	$48,249	$15,088
Operating Loss (GAAP)	$(9,803)	$(8,758)	$(7,865)	$(7,910)	$(34,336)	$(8,056)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497
Plus Amortization of internally developed software	227	256	303	370	1,156	445
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)

Operating Loss (Non-GAAP)	$(8,983)	$(8,109)	$(7,162)	$(6,924)	$(31,178)	$(6,731)
Net Loss (GAAP)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)
Plus Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497
Plus Amortization of internally developed software	227	256	303	370	1,156	445
Plus Noncash expenses related to warrants	310	73	53	53	489	46
Less Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)

Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)

Calculation of Non-GAAP Earnings Per Share

(Unaudited; in thousands, except per share data)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
	2013	2013	2013	2013	2013	2014
Net Loss (Non-GAAP)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)	$(6,935)
Weighted-average shares outstanding, basic and diluted	7,365	32,237	32,522	32,768	26,312	33,112
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	16,877	—	—	—	4,162	—

Shares used in computing non-GAAP net loss per share, basic and diluted	24,242	32,237	32,522	32,768	30,474	33,112

Non-GAAP net loss per common share, basic and diluted	$(0.39)	$(0.26)	$(0.23)	$(0.21)	$(1.06)	$(0.21)

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
	2013	2013	2013	2013	2013	2014
Net loss	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)	$(8,306)
Depreciation	1,008	1,121	1,299	1,294	4,722	1,350
Amortization of internally developed software	227	256	303	370	1,156	445
Interest expense, net	184	109	82	78	453	66
Provision for income taxes	106	149	230	7	492	188

EBITDA	(8,976)	(7,462)	(6,279)	(6,312)	(29,029)	(6,257)
Stock-based compensation	1,225	1,309	1,418	1,266	5,218	1,497
Capitalization of internally developed software	(632)	(916)	(1,018)	(650)	(3,216)	(617)
Other (income) expenses, net	408	81	16	66	571	(4)

Adjusted EBITDA	$(7,975)	$(6,988)	$(5,863)	$(5,630)	$(26,456)	$(5,381)